SUBSCRIPTION AGREEMENT BETWEEN THE TRUST AND THE INVESTORS

                         Wells S&P REIT Index Portfolio
                          Potomac Dow 30 Plus Portfolio
                           Potomac OTC Plus Portfolio
                  Access U.S. Government Money Market Portfolio
                                  SERIES OF THE
                         ACCESS VARIABLE INSURANCE TRUST

                           LETTER OF INVESTMENT INTENT


April 18, 2003


To the Board of Trustees of Access Variable Insurance Trust

         The undersigned (the "Purchaser") hereby subscribes to purchase a beneficial interest ("Interest") of each of the Series listed in the table below, each a series of Access Variable Insurance Trust, in consideration for which the Purchaser agrees to transfer to you upon demand cash in the total amount of one hundred thousand dollars ($100,000.00).


---------------------------------------- -------------------------------------- --------------------------------------
Series                                   Shares                                 Price per Share
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Wells S&P REIT Index Portfolio           2,500                                  $10.00
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Potomac Dow 30 Plus Portfolio            2,500                                  $10.00
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Potomac OTC Plus Portfolio               2,500                                  $10.00
---------------------------------------- -------------------------------------- --------------------------------------
---------------------------------------- -------------------------------------- --------------------------------------
Access  U.S.  Government  Money  Market  25,000                                 $1.00
Portfolio
---------------------------------------- -------------------------------------- --------------------------------------

     The Purchaser agrees that the Interest is being purchased for investment purposes only and with no present intention of reselling or redeeming said Interest.

                                         ACCESS FUND MANAGEMENT, LLC



                                         By:___________/s/_________________
                                            Michael V. Williams, President